                                                                    EXHIBIT 99.1

CONTACT:
Howard Kalt                   Greg Carson
Kalt Rosen & Co.              Chief Financial Officer, Accrue  Software, Inc.
(415) 397-2686                (510)-580-4500

          ACCRUE SOFTWARE'S QUARTERLY REVENUES UP 54% FROM YEAR-AGO AS
                    OPERATING LOSS AND CASH BURN RATE DECLINE

FREMONT, CALIF., JANUARY 29, 2002 - Accrue(TM) Software, Inc. (NASDAQ: ACRU), said today that its revenues for the fiscal third quarter ended December 29, 2001 rose 54% over the same quarter last year, while the company continued to reduce expenses, substantially lowering its operating loss and its net operating cash burn rate.

For the fiscal third quarter, Accrue reported net revenues of $3.9 million, up marginally from the prior quarter's $3.8 million but 54% above revenues in the fiscal third quarter a year ago. Product license revenue was $1.0 million, compared with $1.4 million reported in the prior quarter and $0.5 million for the same quarter last fiscal year. Accrue announced that during the quarter four companies, A.G. Edwards, Bluewin, Staples, and Veritas Software, committed to its new, second-generation solution, Accrue G2, bringing the total number of companies signed to 12.

Under generally accepted accounting principles, total expenses for the third fiscal quarter were $6.3 million, down 22% compared with $8.0 million in the prior quarter, and $139 million in the same quarter last fiscal year. Net loss for the third fiscal quarter was $(2.4) million, or $(0.08) per share, compared with $(4.2) million, or $(0.14) per share, in the prior quarter, and $(136.1) million, or $(4.69) per share, in the same quarter last fiscal year.

On a pro forma basis, which excludes non-cash charges for amortization of intangibles, goodwill impairment charges, in-process research and development, stock-based compensation expense, and gain on sale of technology asset, total expenses for the third fiscal quarter were $5.9 million, down 10% from $6.6 million in the prior quarter and down 45% from $10.8 million in the same quarter last fiscal year. The pro forma net loss for the third fiscal quarter was reduced to $(2.1) million, or $(0.07) per share, compared with $(2.7) million, or $(0.09) per share, in the prior quarter, and $(8.0) million, or $(0.28) per share, reported for the same quarter last fiscal year. Jeffrey Walker, Accrue Software's President and Chief Executive Officer, said, "A critical goal of ours has been to secure a dozen customers across several industries to prove the value of Accrue G2. We are ahead of schedule as we start 2002. At the same time, we have continued to reduce our operating expenses and operating loss. These results combined with improved collections helped significantly reduce our quarterly net operating cash burn to $(2.0) million, versus $(5.1) million in the prior quarter and $(4.2) million in last year's fiscal third quarter.

OUTLOOK

"The quality of our sales pipeline continued to improve gradually despite the general economic climate. Our revenue backlog for Accrue G2 grew 26% in the fiscal third quarter versus the prior quarter. After growing revenue slightly from the second fiscal quarter to the quarter just ended, we forecast quarterly revenue to increase between 5% to 10% beginning with the current quarter. We have reduced our quarterly cash expenses per prior guidance, and we forecast further reductions. In only the third quarter of the new management team's turnaround program, we remain enthusiastic about Accrue's near and long-term market opportunities," Walker said.

         Investor Conference Call

As previously announced, Accrue Software will be holding a conference call today, January 29, 2002 at 2:00 p.m. PT. To participate in the call, please dial
(212) 346-0118 approximately 10 minutes prior to the start of the call. The call can also be accessed through the investor relations section of Accrue's Web site at www.accrue.com. To listen to the call online, please go to the Web site at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, the event will be archived and available beginning approximately two hours following the live Web cast. A replay of the call will be available both online and by telephone from approximately 5:00 p.m. PT today until 4:00 p.m. PT February 12th. To access the replay, please go to www.accrue.com or dial (800) 633-8284. The confirmation code for the call is 20218835.

      About Accrue Software

  Accrue Software is a leading provider of enterprise-level analytic solutions that help companies understand, predict, and respond to Internet customer behavior. Accrue's solutions enable highly targeted campaigns to improve the profitability of customer interactions across multiple touch points. Accrue has more than 600 customers, including industry leaders such as Citigroup, Dow Jones & Company, Eastman Kodak, Lands' End, Macy's, Lycos Europe, and Deutsche Telekom. Accrue has strategic application and platform partnerships with leading technology companies such as IBM, Oracle, Sun Microsystems, BroadVision, ATG, DoubleClick, and Vignette.

Accrue Software was founded in 1996 and is headquartered in Fremont, Calif., with international headquarters in Cologne, Germany. Accrue Software can be reached at 1-888-4ACCRUE or 510-580-4500, and at www.accrue.com.

Accrue is a trademark of Accrue Software, Inc. All other trademarks are the sole property of their respective owners.

Except for the historical information contained herein, the matters discussed in the news release, including projections of future revenues, earnings and financial results, are forward-looking statements that involve risks and uncertainties that could cause actual results, future revenues or earnings to differ materially from those in such forward-looking statements. These forward-looking statements are made only as of the date of this press release, and Accrue undertakes no obligation to update or revise the projections of revenue and earnings, or the other forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, you should not place undue reliance on these projections of future revenue and earnings, and other forward-looking statements. Potential risks and uncertainties include, without limitation, the company's limited operating history, history of losses, fluctuations in operating results, ability to cut expenses, ability to achieve revenue increases, competition in the e-business analysis market, reliance on sales from a limited number of products for its revenue, customer adoption of new products (particularly the company's new G2 second-generation platform), reliance on expanding sales operations and distribution channels and potential difficulties associated with the integration of the personnel, operations and products of Marketwave and Pilot with Accrue's personnel, operations and products. Furthermore, the company will not be able to achieve profitability and will not have sufficient cash to do so if the company is unable to achieve planned increases in revenue and decreases in expenses over the ensuing fiscal quarters absent additional measures to increase the company's cash balances. These and other risk factors are described in detail in the Company's Registration Statement on Form S-1, and in the Company's other filings, which are on file with the Securities and Exchange Commission.

                              ACCRUE SOFTWARE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                          THREE MONTHS      THREE MONTHS      NINE MONTHS       NINE MONTHS
                                                              ENDED             ENDED            ENDED             ENDED
                                                           DECEMBER 29,      DECEMBER 30,      DECEMBER 29,     DECEMBER 30,
                                                              2001              2000              2001             2000
                                                             --------         ---------         --------         ---------
Net revenue:
     Software license                                        $    976         $     462         $  3,557         $  14,112
     Maintenance and service                                    2,885             2,038            7,726             8,173
                                                             --------         ---------         --------         ---------
        Total revenue                                           3,861             2,500           11,283            22,285
                                                             --------         ---------         --------         ---------
Cost of revenue:
     Software license                                              75               162              285               651
     Maintenance and service                                    1,396             2,381            5,238             5,575
                                                             --------         ---------         --------         ---------
        Total cost of revenue                                   1,471             2,543            5,523             6,226
                                                             --------         ---------         --------         ---------
Gross profit                                                    2,390               (43)           5,760            16,059
                                                             --------         ---------         --------         ---------

Operating expenses:
     Research and development                                   1,628             2,697            5,480             6,692
     Sales and marketing                                        1,558             3,553            4,653            11,190
     General and administrative                                 1,281             1,974            4,069             4,020
     Amortization of intangibles                                1,145            17,652            3,435            44,755
     In-process research & development                             --                --               --             4,503
     Goodwill impairment charge                                    --           110,000               --           110,000
     Stock-based compensation expense                            (772)              423             (287)            1,770
                                                             --------         ---------         --------         ---------
        Total operating expenses                                4,840           136,299           17,350           182,930
                                                             --------         ---------         --------         ---------
Loss from operations                                           (2,450)         (136,342)         (11,590)         (166,871)
Other income                                                       16               243              227               993
Gain on sale of technology asset                                   --                --            4,306                --
                                                             --------         ---------         --------         ---------
Net loss                                                     $ (2,434)        $(136,099)        $ (7,057)        $(165,878)
                                                             ========         =========         ========         =========
Net loss per share, basic and diluted                        $  (0.08)        $   (4.69)        $  (0.24)        $   (6.07)
                                                             ========         =========         ========         =========
Shares used in computing net loss per
     share, basic and diluted                                  29,772            29,039           29,803            27,331
                                                             ========         =========         ========         =========


Reconciliation of GAAP net loss to pro forma net loss

GAAP net loss                                                $ (2,434)        $(136,099)        $ (7,057)        $(165,878)
     Amortization of intangibles                                1,145            17,652            3,435            44,755
     In-process research and development                           --                --               --             4,503
     Goodwill impairment charge                                    --           110,000               --           110,000
     Stock-based compensation expense                            (772)              423             (287)            1,770
     Gain on sale of technology asset                              --                --           (4,306)               --
                                                             --------         ---------         --------         ---------
Pro forma net loss                                           $ (2,061)        $  (8,024)        $ (8,215)        $  (4,850)
                                                             ========         =========         ========         =========

Pro forma net loss per share, basic and
diluted                                                      $  (0.07)        $   (0.28)        $  (0.28)        $   (0.18)
                                                             ========         =========         ========         =========
Shares used in computing net loss per
     share, basic and diluted                                  29,772            29,039           29,803            27,331
                                                             ========         =========         ========         =========


    Pro forma operating loss excludes non-cash charges for stock based compensation, amortization of intangibles, goodwill impairment, in-process research and development and gain on sale of technology asset.

                              ACCRUE SOFTWARE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            (UNAUDITED, IN THOUSANDS)

                                                        DECEMBER 29,        MARCH 31,
                                                           2001               2001
                                                          -------            -------
ASSETS
   Current assets:
     Cash and cash equivalents                            $ 4,530            $11,951
     Accounts receivable, net                               2,419              1,868
     Prepaid expenses and other current assets                945              2,782
                                                          -------            -------
   Total current assets                                     7,894             16,601

   Property and equipment, net                              2,190              2,923
   Other assets, net                                        7,001             10,745
                                                          -------            -------

TOTAL ASSETS                                              $17,085            $30,269
                                                          =======            =======

LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities:
     Accounts payable                                     $   665            $ 1,026
     Accrued liabilities                                    2,816              4,406
     Accrued liabilities, merger                               --                 80
     Deferred revenue                                       2,935              4,897
     Short term borrowings                                     --              2,000
                                                          -------            -------
   Total current liabilities                                6,416             12,409

                                                          -------            -------
   Total stockholders' equity                              10,669             17,860
                                                          -------            -------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $17,085            $30,269
                                                          =======            =======